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                                                                    EXHIBIT 10.9

                               CONSENT TO SUBLEASE

         THIS AGREEMENT ("Agreement") is made as of October 17th , 2002, by and among 300 CALIFORNIA ASSOCIATES, LLC, a California limited liability company ("Landlord"), THE GAP, INC., a Delaware corporation ("Sublessor"), and PLANETOUT PARTNERS USA, INC., a Delaware corporation ("Subtenant").

                                    Recitals

         A. Landlord is the landlord and Sublessor is the tenant under a lease dated September 21, 1999, as amended by that certain First Amendment to Lease, dated as of November 30, 1999 (the "Prime Lease"), for approximately 45,883 rentable square feet of space (the "Premises"), located on the second, third and fourth floors of the office building located at 300 California Street, San Francisco, California (the "Building"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Prime Lease.

         B. Sublessor has requested that Landlord consent to the subletting by Sublessor to Subtenant of a portion of the Premises ("Sublet Premises"), pursuant to the Sublease dated as of even date herewith (the "Sublease"), to which this Agreement is attached.

         NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained herein, Landlord hereby consents to the Sublease subject to and upon the following terms and conditions, as to each of which Sublessor and Subtenant expressly agree:

         1.       Nothing contained in this Agreement shall:

                  (a) operate as a consent to or approval or ratification by Landlord of any specific provisions of the Sublease or as a representation or warranty by Landlord, or cause Landlord to be estopped or bound in any way by any of the provisions of the Sublease, or

                  (b) be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Prime Lease, or (ii) any of Sublessor's obligations under the Prime Lease, or (iii) any rights or remedies of Landlord under the Prime Lease or otherwise; or to enlarge or increase Landlord's obligations or Sublessor's rights under the Prime Lease or otherwise, or

                  (c) be deemed to make Subtenant a third party beneficiary of the provisions of the Prime Lease, or create or permit any direct right of action by Subtenant against Landlord for breach of the covenant of quiet enjoyment or any other covenant of Landlord under the Prime Lease, or

                  (d) be construed to waive any past, present or future breach or default on the part of Sublessor under the Prime Lease.

         2. The Sublease shall be subject and subordinate at all times to the Prime Lease and to all of its provisions, covenants and conditions. Except for rent payable under the Prime Lease, Subtenant shall perform faithfully and be bound by all of the terms, covenants, conditions,

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provisions and agreements of the Prime Lease (including, without limitation, insurance requirements, as though Subtenant were the "Tenant" under the Prime Lease), for the period covered by the Sublease, but only to the extent applicable to the Sublet Premises. In case of any conflict between the provisions of the Prime Lease and the provisions of the Sublease, the provisions of the Prime Lease shall prevail unaffected by the Sublease.

         3. Neither the Sublease nor this consent thereto shall release or discharge Sublessor from any liability under the Prime Lease. Sublessor shall remain liable and responsible for the full performance and observance of all the provisions, covenants and conditions set forth in the Prime Lease on the part of Sublessor to be performed and observed. Any breach or violation of any provision of the Prime Lease by Subtenant shall be deemed to be, and shall constitute, a default by Sublessor in fulfilling such provision.

         4. This consent by Landlord shall not be assignable or transferable and shall not be construed as a consent by Landlord to any further subletting by Sublessor or Subtenant or to any assignment by Sublessor of the Prime Lease or assignment by Subtenant of the Sublease, whether or not the Sublease purports to permit the same, and, without limiting the generality of the foregoing, both Sublessor and Subtenant agree that Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party or in any other manner to transfer all or any part of Subtenant's rights with respect to the Sublease or the Sublet Premises. All provisions in the Prime Lease restricting or prohibiting transfer of Tenant's interests shall also apply to restrict or prohibit transfer by Subtenant (but, except only as otherwise expressly provided to the contrary in this Agreement, no provisions in the Prime Lease permitting any transfer by Sublessor shall apply to permit any transfer by Subtenant). This consent may not be construed as a consent by Landlord to any modification, amendment, extension or renewal of the Sublease, without Landlord's prior written consent.

         5. Sublessor hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease, including the Sublease, and agrees that Landlord, as assignee or as attorney-in-fact for Sublessor for purposes hereof, or a receiver for Sublessor appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Sublessor's obligations to Landlord under the Prime Lease; provided, however, that Landlord grants to Sublessor at all times prior to occurrence of any breach or default by Sublessor under the Prime Lease a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any "Event of Default" under the Prime Lease). Sublessor and Subtenant agree that upon receipt of notice from Landlord directing Subtenant to pay the sublease rent directly to Landlord, Subtenant shall pay rent due under the Sublease to Landlord. Landlord shall credit Sublessor with any rent received by Landlord under such assignment, but the acceptance of any payment on account of rent from Subtenant as the result of any such default shall in no manner whatsoever serve to release Sublessor from any liability under the Prime Lease, except to the extent of the rent so credited.

         6. Upon the expiration or any earlier termination of the term of the Prime Lease, the voluntary or involuntary surrender of the Prime Lease by Sublessor to Landlord, or a mutual cancellation of the Prime Lease by Landlord and Sublessor, the Sublease and its term shall

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terminate and Subtenant shall vacate the Premises on or before the effective date of such, termination. In the event of the failure of Subtenant to so vacate the Premises, Landlord shall be entitled to enforce against Subtenant all of the rights and remedies available to a landlord against a tenant holding over after the expiration of a term.

         7. Both Sublessor and Subtenant shall be and continue to be liable for the payment of (a) all bills rendered by Landlord for charges incurred by Subtenant for services and materials supplied to the Sublet Premises beyond that which is required by the terms of the Prime Lease, and (b) any additional costs incurred by Landlord for maintenance and repair of the Sublet Premises as the result of Subtenant occupying the Sublet Premises (including, but not limited to, any excess cost to Landlord of services furnished to or for the Sublet Premises).

         8. Notwithstanding anything to the contrary contained in the Sublease, Landlord may require that requests for any service to be supplied by Landlord to the Sublet Premises, requests to alter the Sublet Premises, requests to further sublet the Sublet Premises or assign the Sublease, and other requests for Landlord's consent or approval be made by Sublessor on behalf of Subtenant.

         9. Sublessor and Subtenant each covenants and agrees that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease.

         10. Sublessor and Subtenant understand and acknowledge that Landlord's consent to the Sublease expressed herein is not a consent to any improvement or alteration work to be performed in the Sublet Premises (including without limitation any improvement work contemplated in the Sublease), that Landlord's consent for such work must be separately sought and that any such work shall be subject to all the provisions of the Prime Lease with respect thereto.

         11. In the event of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail.

         12. In addition to complying with all provisions of the Prime Lease concerning estoppel certificates, Sublessor and Subtenant each also agree to execute and deliver from time to time upon not less than ten (10) days' prior written request such other estoppel certificates as Landlord may require with respect to the Sublease; provided, however, that such certificates shall not require certifications regarding the Sublease other than those certifications which would be required under Paragraph 33 of the Prime Lease with respect to the Prime Lease.

         13. In the event of any arbitration or action or proceeding at law or in equity between or among the parties to this Agreement as a consequence of any controversy, claim or dispute relating to this agreement or the breach thereof or to enforce any of the provisions and/or rights hereunder, the unsuccessful party or parties to such arbitration, action or proceeding shall pay to the successful party or parties all costs and expenses, including attorneys' fees incurred therein by such successful party or parties.

         14. Each of Subtenant and Sublessor, jointly and severally, shall indemnify, defend and hold Landlord harmless from and against any and all claims arising out of (i) Subtenant's use

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of the Premises or any part thereof, or (ii) any activity, work or other thing done, permitted or suffered by Subtenant in or about the Building or the Premises or any part thereof (except to the extent caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives), or (iii) any breach or default in the performance of any obligation on Subtenant's part to be performed under the terms of the Sublease or this Agreement, (iv) any act or negligence of Subtenant or any officer, agent, employee, contractor, servant, invitee or guest of Subtenant, or (v) any claim for brokerage commissions or other charges or expenses in connection with the Sublease; and in each case from and against any and all damages, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) arising in connection with any such claim or claims as described in clauses (i) through (v) above, or any action or proceeding brought thereon. If any such action or proceeding be brought against Landlord, the indemnifying party, upon notice from Landlord, shall defend the same at the indemnifying party's sole expense by counsel reasonably satisfactory to Landlord. Subtenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage or loss to property or injury or death to persons, in, upon or about the Premises, from any cause, and Subtenant hereby waives all claims in respect thereof against Landlord.

         15. This Agreement shall be construed in accordance with the laws of the State of California and, together with the Sublease and the Prime Lease, contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct.

         16. This Agreement is hereby incorporated into the Sublease and shall be attached to the Sublease.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                             LANDLORD:  300 CALIFORNIA ASSOCIATES, LLC,
                                        a California limited liability company

                                        By: /s/ Michael Halper
                                           -------------------------------------
                                           Name: Michael Halper
                                           Title: Managing Member

                             SUBLESSOR: THE GAP, INC., a Delaware corporation

                                        By: /s/ Kevin E. Solliday
                                           -------------------------------------
                                           Name: Kevin E. Solliday
                                           Title: Associate General Counsel

                             SUBTENANT: PLANETOUT PARTNERS USA, INC., a
                                        Delaware corporation

                                        By: /s/ Todd A. Huge
                                           -------------------------------------
                                           Name: TODD A. HUGE
                                           Title:   VP, BUSINESS & LEGAL AFFAIRS

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